Exhibit 10.26

***Certain information has been excluded from this exhibit because it is both (i) not material and (ii) the type that the registrant customarily and actually treats as private or confidential. Such omitted information is indicated by brackets (“[***]”) in this exhibit***

TORREY PINES SCIENCE PARK

LEASE

This Lease (the “Lease”) dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”) below, is made by and between HCP TPSP, LLC, a Delaware limited liability company (“Landlord”) and ASPEN NEUROSCIENCE, INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE		DESCRIPTION
1.	Date:	May 12, 2021.
2.	Premises (Article 1).
	2.1 Building:	That certain two (2)-story building located at 11011 North Torrey Pines Road, La Jolla, California 92037
	2.2 Premises:	Approximately 21,746 rentable square feet of space located on the first (1st) floor of the Building and commonly known as Suite 130, as further set forth in Exhibit A to the Lease.
3.	Lease Term (Article 2).
	3.1 Length of Term:	Ten (10) years and four (4) months.
	3.2 Lease Commencement Date:	April 1, 2022.
	3.3 Lease Expiration Date:	July 31, 2032.
4.	Base Rent (Article 3):

Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Base Rent per Rentable Square Foot
1*	[***]	[***]	[***]
2	[***]	[***]	[***]
3	[***]	[***]	[***]
4	[***]	[***]	[***]
5	[***]	[***]	[***]
6	[***]	[***]	[***]
7	[***]	[***]	[***]
8	[***]	[***]	[***]
9	[***]	[***]	[***]
10	[***]	[***]	[***]
11 (four months)	[***]	[***]	[***]

* Notwithstanding the foregoing Base Rent schedule or any contrary provision of this Lease, but subject to the terms of Section 3.2, below, Tenant shall not be obligated to pay Base Rent with respect to the Premises during the second (2nd) through fifth (5th) full calendar months of the Lease Term.

5.	Tenant Improvement Allowance (Exhibit B):	An amount equal to [***] per rentable square foot of the Premises (i.e., [***] based upon 21,746 rentable square feet in the Premises).
6.	Tenant’s Share (Article 4):	Twenty-six and 29/100 percent (26.29%).
7.	Permitted Use (Article 5):

The Premises shall be used only for general office, research and development, engineering, laboratory and GMP manufacturing, storage and/or warehouse uses, including, but not limited to, administrative offices and other lawful uses reasonably related to or incidental to such specified uses, all (i) consistent with first class life sciences projects in the Torrey Pines submarket of San Diego, California (“First Class Life Sciences Projects”), and (ii) in compliance with, and subject to, Applicable Laws as that term is defined in Article 24) and the terms of this Lease.

8.	Letter of Credit (Article 21):	[***].
9.	Parking (Article 28):

Two and one-half (2.5) unreserved parking spaces for every 1,000 rentable square feet of the Premises, of which, ten (10) passes shall be for the use of a reserved parking space, subject to the terms of Article 28 of the Lease.

10.	Address of Tenant (Section 29.18):	Aspen Neuroscience, Inc., 10835 Road to the Cure, Suite 100 San Diego, CA, 92121 [***]
11.	Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.
12.	Broker(s) (Section 29.24):	Hughes Marino

1. PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto. The outline of the “Building” and the “Project,” as those terms are defined in Section 1.1.2 below, are further depicted on the Site Plan attached hereto as Exhibit A-l. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Landlord shall tender possession of the Premises to Tenant in its existing, “as is” condition, and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Landlord shall be deemed to have tendered possession of the Premises to Tenant upon the date that Landlord provides Tenant with a key or access card to the Premises (the “Possession Date”) and no action by Tenant shall be required therefor. Promptly following the full execution and delivery of this Lease by both Landlord and Tenant, Landlord shall deliver sole possession of the Promises to Tenant for the purposes of constructing the Tenant Improvements, establishing Tenant’s operations (but not for the conduct of business), use of the warehouse area of the Premises for storage (provided Tenant agrees not to store any flammable, combustible or other materials in the warehouse area of the Premises that would increase the cost of Landlord’s insurance, and shall not to store any toxic or hazardous material or waste in the Storage Area) and setting up Tenant’s furniture, fixtures and equipment and information technology infrastructure. The period between the Possession Date and the Lease Commencement Date shall be referred to herein as the “Early Entry Period.” During the Early Entry Period, all of the provisions of this Lease (including all insurance and indemnity provisions) shall apply during the Early Entry Period, except that during such period, Tenant shall not be obligated to pay Base Rent or Tenant’s Share of Direct Expense. If for any reason, Landlord is delayed in tendering possession of the Premises to Tenant by any particular date, Landlord shall not be subject to any liability for such failure, and the validity of this Lease shall not be impaired; provided that, Landlord uses commercially reasonable efforts to deliver the Premises to Tenant as soon as possible under the circumstances. Neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter. Any process utilities shall be provided without warranty, in their currently existing, “as-is” condition.

1.1.2 The Building and The Project. The Premises constitutes a portion of the building set forth in Section 2.1 of the Summary (the “Building”). The Building is part of an office/laboratory project currently known as “Torrey Pines Science Park.” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, (iii) the other office/laboratory buildings located at 11025, 11085 and 11077 North Torrey Pines Road, San Diego, California 92037, and the land upon which such adjacent office/laboratory buildings are located, and (iv) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project.

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, are collectively referred to herein as the “Common Areas.” The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord (but shall at least be consistent with the manner in which the common areas of the “Comparable Buildings,” as that term is defined in Section 2.2.2, below, are maintained and operated) and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, provided that, in connection therewith, Landlord shall perform such closures, alterations, additions or changes in a commercially reasonable manner and, in connection therewith, shall use commercially reasonable efforts to minimize any material interference with Tenant’s use of and access to the Premises.

1.2 Rentable Square Feet of Premises. The rentable square footage of the Premises is hereby deemed to be as set forth in Section 2.2 of the Summary, and shall not be subject to measurement or adjustment during the Lease Term.

2. LEASE TERM; OPTION TERM

2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) business days of receipt thereof; provided, that if such notice is not factually correct, then Tenant shall make such changes as are necessary to make such notice factually correct and shall thereafter return such notice to Landlord within said five (5) business day period.

2.2 Option Term.

2.2.1 Option Right. Landlord hereby grants to Original Tenant and any Permitted Transferee Assignee, one (1) option to extend the Lease Term for a period of five (5) years (the “Option Term”) which option shall be irrevocably exercised only by written notice delivered by Tenant to Landlord not earlier than twelve (12) months before the commencement of the Option Term and not later than nine (9) months before the commencement of the Option Term, provided that the following conditions (the “Option Conditions”) are satisfied: (i) as of the date of delivery of such notice, an Event of Default by Tenant under this Lease does not exist; (ii) as of the end of the Lease Term, Tenant is not in default under this Lease (beyond the expiration of any applicable notice and cure period expressly set forth in this Lease); and (iii) Tenant has not previously been in monetary or material non-monetary default under this Lease (beyond the expiration of any applicable notice and cure period expressly set forth in this Lease) more than once during the immediately preceding twelve (12) month period. Landlord may, at Landlord’s option, exercised in Landlord’s sole and absolute discretion, waive any of the Option Conditions in which case the option, if otherwise properly exercised by Tenant, shall remain in full force and effect. Upon the proper exercise of such option to extend, and provided that Tenant satisfies all of the Option Conditions (except those, if any, which are waived by Landlord), the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall be personal to Original Tenant and any Permitted Transferee Assignee, and may only be exercised by Original Tenant or a Permitted Transferee Assignee (and not by any other assignee, sublessee or Transferee of Tenant’s interest in this Lease).

2.2.2 Option Rent. The annual Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the “Fair Rental Value,” as that term is defined below, for the Premises as of the commencement date of the Option Term. The “Fair Rental Value,” as used in this Lease, shall be equal to the annual rent per rentable square foot (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the Option Term), are leasing non-sublease, non-encumbered, non-equity office space which is not significantly greater or smaller in size than the subject space, for a comparable lease term, in an arm’s length transaction, which comparable space is located in the “Comparable Buildings,” as that term is defined in this Section 2.2.2, below (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”), taking into consideration the following concessions (the “Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Rental Value, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to extend the Lease Term, or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, and (ii) any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The Fair Rental Value shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s Rent obligations in connection with Tenant’s lease of the Premises during the Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). The Concessions (A) shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant)) payable by Tenant, or (B) at Landlord’s election, all such Concessions shall be granted to Tenant in kind. The term “Comparable Buildings” shall mean the Building and those other First Class Life Sciences Projects located in the Torrey Pines submarket area of San Diego, California that are comparable in age (based on the date of original construction or the latest major renovation) location, quality of construction, services and amenities.

2.2.3 Determination of Option Rent. In the event Tenant timely and appropriately exercises an option to extend the Lease Term, Landlord shall notify Tenant of Landlord’s determination of the Option Rent on or before the date that occurs three (3) months prior to the Lease Expiration Date. If Tenant, on or before the date which is thirty (30) days following the date upon which Tenant receives Landlord’s determination of the Option Rent, in good faith objects to Landlord’s determination of the Option Rent, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s objection to the Option Rent (the “Outside Agreement Date” then each party shall make a separate determination of the Option Rent, as the case may be, within five (5) days, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.3.1 through 2.2.3.7, below. If Tenant fails to object to Landlord’s determination of the Option Rent within the time period set forth herein, then Tenant shall be deemed to have accepted Landlord’s determination of Option Rent.

2.2.3.1 Landlord and Tenant shall each appoint one arbitrator who shall be, at the option of the appointing party, a real estate broker or appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing or appraisal, as the case may be, of commercial office properties in North San Diego, California. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent, taking into account the requirements of Section 2,2,2 of this Lease, as determined by the arbitrators. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.”

2.2.3.2 The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

2.2.3.3 The three arbitrators shall, within thirty (30) days of the appointment of the Neutral Arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent, and shall notify Landlord and Tenant thereof.

2.2.3.4 The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

2.2.3.5 If either Landlord or Tenant fails to appoint an Advocate Arbitrator within fifteen (15) days after the Outside Agreement Date, then either party may petition the presiding judge of the Superior Court of San Diego County to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.3.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

2.2.3.6 If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of San Diego County to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.3.2 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

2.2.3.7 The cost of the arbitration shall be paid by Landlord and Tenant equally.

2.2.3.8 In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the Option Rent initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party.

3. BASE RENT

3.1 Base Rent. Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent and the estimated “Tenant’s Share” of “Direct Expenses,” as those terms are defined in Article 4, below, for the first full month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease, in an amount equal to [***]. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2 Abated Base Rent. [***] Tenant acknowledges and agrees that the foregoing Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the rental and performing the terms and conditions otherwise required under this Lease. If Tenant shall be in default under this Lease, and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to terms and conditions of the Lease, or if this Lease is terminated for any reason other than Landlord’s breach of this Lease or an event of Casualty or condemnation, then the dollar amount of the unapplied portion of the Rent Abatement as of the date of such default or termination, as the case may be, shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full.

4. ADDITIONAL RENT

4.1 General Terms.

4.1.1 Direct Expenses; Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.”

All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.1.2 Triple Net Lease. Landlord and Tenant acknowledge that, except as otherwise provided to the contrary in this Lease, it is their intent and agreement that this Lease be a “TRIPLE NET” lease and that as such, the provisions contained in this Lease are intended to pass on to Tenant or reimburse Landlord for the costs and expenses reasonably associated with this Lease, the Building and the Project, and Tenant’s operation therefrom, except for the specific exclusions to Operating Expenses set forth below in Section 4.2.4. To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 Intentionally Deleted.

4.2.2 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project and Premises as reasonably determined by Landlord and consistent with insurance carried by landlords of Comparable Buildings that are included in operating expenses (provided that in no event shall Landlord be required to carry earthquake insurance); (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation, repair, restoration, and maintenance; (vi) fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and non-structural components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) over such period of time as Landlord shall reasonably determine, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or to reduce current or future Operating Expenses (to the extent of cost savings reasonably anticipated by Landlord (based on reasonable industry standards)) or to enhance the safety or security of the Project or its occupants, and (B) that are required under any governmental law or regulation first enacted or enforced after the Lease Commencement Date; provided, however, that any capital expenditure shall be amortized (including interest on the amortized cost) over such period of time as Landlord shall reasonably determine; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below, (xv) cost of tenant relation programs reasonably established by Landlord and consistent with programs that are included in operating expenses by landlords of Comparable Buildings, and (xvi) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the property, any parking licenses, and any agreements with transit agencies affecting the Property (collectively, “Underlying Documents”), except to the extent any such payments are related to costs specifically excluded from Operating Expenses pursuant to the next sentence. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

4.2.5 [***]Taxes.

4.2.5.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises or the improvements thereon.

4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses. Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, documentary transfer taxes unrelated to this Lease, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.6 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

4.3 Allocation of Direct Expenses.

4.3.1 Method of Allocation. The parties acknowledge that the Building is a part of a multibuilding project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared between the Building and the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consist of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to other buildings in the Project). Such portion of Direct Expenses allocated to the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole, and shall not include Direct Expenses attributable solely to other buildings in the Project.

4.3.2 Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the laboratory space tenants of a building of the Project or of the Project. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

4.4 Calculation and Payment of Additional Rent. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year.

4.4.1 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant following the end of each Expense Year, a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Direct Expenses. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, within thirty (30) days of receipt of the Statement, the full amount of Tenant’s Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Direct Expenses,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall immediately pay to Landlord such amount, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment or apply such overpayment against any unpaid Rent. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term for a period of eighteen (18) months following the expiration or earlier termination of this Lease. Furthermore, notwithstanding anything to the contrary contained in this Lease, with respect to any Tax Expenses and costs incurred for utilities, Tenant shall be responsible for such expenses to the extent Landlord received the bills for such expenses after the expiration or earlier termination of this Lease and then only to the extent Tenant receives request for payment from Landlord within ninety (90) days following Landlord’s receipt of such bills.

4.4.2 Statement of Estimated Direct Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant’s Share of Direct Expenses (the “Estimated Direct Expenses”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2); provided that, Tenant shall not be obligated to start paying the new Estimated Direct Expenses for any Expense Year until thirty (30) days after receiving Landlord’s Estimate Statement for such Expense Year. Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1 Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, gross receipts tax, service tax, transfer tax or value added tax, business tax or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

5. USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2 Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by Applicable Laws now or hereafter in effect, or any Underlying Documents. Landlord shall have the right to impose reasonable and customary rule and regulations regarding the use of the Project, as reasonably deemed necessary by Landlord with respect to the orderly operation of the Project, and Tenant shall comply with such reasonable rules and regulations; provided Landlord shall not impose any rules or regulations that are intended to discriminate against Tenant. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or unreasonably annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project.

5.3 Hazardous Materials.

5.3.1 Tenant’s Obligations.

5.3.1.1 Prohibitions. As a material inducement to Landlord to enter into this Lease with Tenant, Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached as Exhibit E. Tenant agrees that except for those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire, neither Tenant nor Tenant’s employees, contractors and subcontractors of any tier, entities with a contractual relationship with Tenant (other than Landlord), or any entity acting as an agent or sub-agent of Tenant (collectively, “Tenant’s Agents”) will produce, use, store or generate any “Hazardous Materials,” as that term is defined below, on, under or about the Premises, nor cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or “Released,” as that term is defined below, on, in, under or about the Premises. Notwithstanding anything to the contrary in this Section 5.3, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises a reasonable quantity of standard office products that may contain Hazardous Materials (such as photocopy toner, “White Out”, and the like);). provided however, that (i) Tenant shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all Applicable Laws with respect to such products, and (ii) all of the other terms and provisions of this Section 5.3 shall apply with respect to Tenant’s storage, use and disposal of all such products. If any information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials is false, incomplete, or misleading in any material respect, the same shall be deemed an Event of Default by Tenant under this Lease. Landlord’s prior written consent shall be required to any Hazardous Materials use for the Premises not described on the initial Environmental Questionnaire, such consent to be withheld in Landlord’s sole discretion for any Hazardous Materials which are of a higher risk in terms of their hazardous character, handling profile, usage and quantity, than the Hazardous Materials previously consented to by Landlord under this Lease, otherwise Landlord’s consent shall not be unreasonably withheld. Tenant shall not install or permit any underground storage tank on the Premises. For purposes of this Lease, “Hazardous Materials” means all flammable explosives, petroleum and petroleum products, waste oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls (“PCBs”), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in, the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any Environmental Laws. The term “Hazardous Materials” for purposes of this Lease shall also include any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a “hazardous material” under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment or negatively impact the value of the Premises. For purposes of this Lease, “Release” or “Released” or “Releases” shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment.

5.3.1.2 Notices to Landlord. Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after (i) the occurrence of any actual, alleged or threatened Release of any Hazardous Material in, on, under, from, about or in the vicinity of the Premises (whether past or present), regardless of the source or quantity of any such Release, or (ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Hazardous Materials in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury. Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Materials Claims”. Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Materials Claims. Additionally, Tenant shall promptly advise Landlord in writing of Tenant’s discovery of any occurrence or condition on, in, under or about the Premises that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises under any “Environmental Laws,” as that term is defined below. Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Premises without Landlord’s prior written consent. Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim. For purposes of this Lease, “Environmental Laws” means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and (ii) all requirements pertaining to the health and safety of employees or the public. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code, §§ 25500 et seq., Underground Storage of Hazardous Substances provisions, California Health & Safety Code, §§ 25280 et seq., California Hazardous Waste Control Law, California Health & Safety Code, §§ 25100 et seq., and any other state or local law counterparts, as amended, as such Applicable Laws, are in effect as of the Lease Commencement Date, or thereafter adopted, published, or promulgated.

5.3.1.3 Releases of Hazardous Materials. If any Release of any Hazardous Material in, on, under, from or about the Premises shall occur at any time during the Lease Term as a result of Tenant’s use or occupancy of the Premises and/or if any other Hazardous Material condition exists at the Premises that requires response actions of any kind as a result of Tenant’s use or occupancy of the Premises, in addition to notifying Landlord as specified above, Tenant, at its own sole cost and expense, shall (i) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws, (ii) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, (iii) take any and all necessary investigation, corrective and remedial action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant approved by Landlord, all in accordance with the provisions and requirements of this Section 5.3, including, without limitation, Section 5.3.4, and (iv) take any such additional investigative, remedial and corrective actions as Landlord shall in its reasonable discretion deem necessary such that the Premises are remediated to the condition existing prior to such Release.

5.3.1.4 Indemnification.

5.3.1.4.1 In General. Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold the Landlord Parties harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, actual attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, consequential damages and sums paid in settlement of claims, which arise during or after the Lease Term, whether foreseeable or unforeseeable, that arise during or after the Lease Term in whole or in part, foreseeable or unforeseeable, directly or indirectly arising out of or attributable to the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, Release or presence of Hazardous Materials in, on, under or about the Premises by Tenant or Tenant’s Agents.

5.3.1.4.2 Limitations. Notwithstanding anything in Section 5.3.1.4, above, to the contrary, Tenant’s indemnity of Landlord as set forth in Section 5.3.1.4, above, shall not be applicable to claims based upon Hazardous Materials which may exist in, on or about the Premises as of the date of this Lease (“Existing Hazardous Materials”), except to the extent that Tenant’s construction activities and/or Tenant’s other acts or omissions (including Tenant’s failure to remove, remediate or otherwise treat or “Clean-up,” as that term is defined in Section 5.3.4, below, the subject Existing Hazardous Materials during the tenancy of the Premises) caused or exacerbated the subject claim.

5.3.1.5 Compliance with Environmental Laws. Without limiting the generality of Tenant’s obligation to comply with Applicable Laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant’s use of Hazardous Materials. Upon request of Landlord, Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant’s activities involving Hazardous Materials and showing to Landlord’s satisfaction compliance with all Environmental Laws and the terms of this Lease.

5.3.2 Assurance of Performance.

5.3.2.1 Environmental Assessments In General. Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate to perform environmental assessments of a scope reasonably determined by Landlord (an “Environmental Assessment”) to ensure Tenant’s compliance with the requirements of this Lease with respect to Hazardous Materials. .

5.3.2.2 Costs of Environmental Assessments. All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Section 5.3, then all of the costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within ten (10) days after receipt of written demand therefor.

5.3.3 Tenant’s Obligations upon Surrender. At the expiration or earlier termination of the Lease Term, Tenant, at Tenant’s sole cost and expense, shall: (i) cause an Environmental Assessment of the Premises to be conducted in accordance with Section 15.3; (ii) cause all Hazardous Materials brought into the Premises (except for Existing Hazardous Materials) to be removed from the Premises and disposed of in accordance with all Environmental Laws and as necessary to allow the Premises to be used for any purpose; and (iii) cause to be removed all containers installed or used by Tenant or Tenant’s Agents to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises caused by such removal. Notwithstanding anything to the contrary set forth herein, Tenant shall not be required to remove any Hazardous Materials that migrate into the Premises from a source other than Tenant or Tenant’s Agents.

5.3.4 Clean-up.

5.3.4.1 Environmental Reports; Clean-Up. If any written report, including any report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) the presence of any Hazardous Materials as to which Tenant has a removal or remediation obligation under this Section 5.3, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Hazardous Materials is required, Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s written approval, specifying the actions to be taken by Tenant to perform the Clean-up so that the

Premises are restored to the conditions required by this Lease. Upon Landlord’s approval of the Clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-Up Hazardous Materials in accordance with all Applicable Laws and as required by such plan and this Lease. If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such thirty-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the costs and expenses thereof from Tenant as Additional Rent, payable within ten (10) days after receipt of written demand therefor.

5.3.4.2 No Rent Abatement. Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.

5.3.4.3 Surrender of Premises. Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration or earlier termination of this Lease. Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises (“Closure Letter”). Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials in accordance with Applicable Laws.

5.3.4.4 Failure to Timely Clean-Up. Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, then Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Article 16) until Tenant has fully complied with its obligations under this Section 5.3.

5.3.5 Confidentiality. Unless compelled to do so by Applicable Law, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any Person (other than Tenant’s consultants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord. In the event Tenant reasonably believes that disclosure is compelled by Applicable Law, it shall provide Landlord ten (10) days’ advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order. Tenant may additionally release such information to bona fide prospective purchasers or lenders, subject to any such parties’ written agreement to be bound by the terms of this Section 5.3.

5.3.6 Copies of Environmental Reports. Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports regarding Tenant’s activities with respect to the Premises, or ground water beneath the Land, or the environmental condition or Clean-up thereof. Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials.

5.3.7 Intentionally Omitted.

5.3.8 Signs, Response Plans, Etc. Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws. Tenant shall also complete and file any business response plans or inventories required by any Applicable Laws. Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.

5.3.9 Survival. Each covenant, agreement, representation, warranty and indemnification made by Tenant set forth in this Section 5.3 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant’s obligations under this Section 5.3 have been completely performed and satisfied.

6. SERVICES AND UTILITIES

6.1 In General. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1 Subject to limitations imposed by all governmental rules, regulations and mandatory guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning to the office portions of the Premises (“HVAC”) when necessary for normal comfort for normal office use in the Premises from 7:00 A.M. to 6:00 P.M. Monday through Friday (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays (collectively, the “Holidays”). HVAC to the lab portion of the Premises will be provided 24 hours per day, 7 days per week. Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.1.2 Landlord shall provide reasonably sufficient electricity to the Premises (including adequate electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment), provided that the connected electrical load of Tenant’s lighting fixtures and the incidental use equipment does not, in the aggregate, exceed the connected electrical loads typically required at First Class Life Sciences Projects. Tenant will design Tenant’s electrical system serving any equipment producing nonlinear electrical loads to accommodate such nonlinear electrical loads, including, but not limited to, oversizing neutral conductors, derating transformers and/or providing power-line filters. Engineering plans shall include a calculation of Tenant’s fully connected electrical design load with and without demand factors and shall indicate the number of watts of unmetered and submetered loads. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises. If electricity is separately sub-metered, then Tenant shall pay to Landlord the cost of such utilities based on such sub-meter, and reimbursement for any penalties for usage or other surcharges imposed by any utility company. If electricity is not separately sub-metered, then the cost of electricity used by Tenant in the Premises shall be equitably allocated by Landlord on a basis consistent with commercial reasonable property management practices. Within twenty (20) days after receipt of Landlord’s statement of apportionment or statement setting forth the charges payable by Tenant, Tenant shall pay to Landlord, as Additional Rent (and not as a Direct Expense), the cost of such electrical services so apportioned or so provided by Landlord. Notwithstanding anything to the contrary set forth herein, to the extent the Premises generates electricity demand on a shared resource (e.g. electricity for the central plant), the cost of such electricity shall be allocated to Tenant on a pro rata basis or other reasonable basis consistent with commercial reasonable property management practices.

6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, kitchen, lavatory and toilet purposes in the Building Common Areas and the Premises.

6.1.4 Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, shall have one elevator available at all other times, including on the Holidays, except in the event of emergency.

6.1.5 Landlord shall not provide janitorial services for the Premises. Tenant shall be solely responsible for performing all janitorial services and other cleaning of the Premises, all in compliance with Applicable Laws. The janitorial and cleaning of the Premises shall be adequate to maintain the Premises in a manner consistent with First Class Life Sciences Projects.

6.1.6 Landlord shall provide janitorial services for the Common Areas in a manner consistent with First Class Life Sciences Projects.

6.1.7 If Tenant desires to use HVAC during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time reasonably establish as appropriate, of Tenant’s desired use in order to supply such HVAC, and Landlord shall supply such heat, ventilation or air conditioning to Tenant at such hourly cost to Tenant as Landlord shall reasonably determine for the Building.

6.1.8 Tenant may, at its own expense, install its own security system (“Tenant’s Security System”) in the Premises; provided, however, that Tenant shall coordinate the installation and operation of Tenant’s Security System with Landlord to assure that Tenant’s Security System is compatible with Landlord’s security system and the Building systems and equipment, and to the extent that Tenant’s Security System is not compatible with Landlord’s security system and the Building systems and equipment, Tenant shall not be entitled to install or operate the Tenant’s Security System. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the installation, monitoring, operation and removal of Tenant’s Security System. Tenant’s Security System shall be installed by Tenant as part of the Tenant Improvements or in accordance with terms of Article 8 of this Lease.

6.2 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent (except as specifically set forth in Section 19.6.2 of this Lease) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or Casualty (as that term is defined in Section 11.1 below) whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent (except as specifically set forth in Section 19.6.2 of this Lease) or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.3 Energy Performance Disclosure Information. Tenant hereby acknowledges that Landlord may be required to disclose certain information concerning the energy performance of the Building pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the “Energy Disclosure Requirements”). Tenant hereby acknowledges prior receipt of the Data Verification Checklist, as defined in the Energy Disclosure Requirements (the “Energy Disclosure Information”), and agrees that Landlord has timely complied in full with Landlord’s obligations under the Energy Disclosure Requirements. Tenant acknowledges and agrees that (i) Landlord makes no representation or warranty regarding the energy performance of the Building or the accuracy or completeness of the Energy Disclosure Information, (ii) the Energy Disclosure Information is for the current occupancy and use of the Building and that the energy performance of the Building may vary depending on future occupancy and/or use of the Building, and (iii) Landlord shall have no liability to Tenant for any errors or omissions in the Energy Disclosure Information. If and to the extent not prohibited by Applicable Laws, Tenant hereby waives any right Tenant may have to receive the Energy Disclosure Information, including, without limitation, any right Tenant may have to terminate this Lease as a result of Landlord’s failure to disclose such information. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and/or liabilities relating to, arising out of and/or resulting from the Energy Disclosure Requirements, including, without limitation, any liabilities arising as a result of Landlord’s failure to disclose the Energy Disclosure Information to Tenant prior to the execution of this Lease. Tenant’s acknowledgment of the AS-IS condition of the Premises pursuant to the terms of this Lease shall be deemed to include the energy performance of the Building. Tenant further acknowledges that pursuant to the Energy Disclosure Requirements, Landlord may be required in the future to disclose information concerning Tenant’s energy usage to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the “Tenant Energy Use Disclosure”). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 6.3 shall survive the expiration or earlier termination of this Lease.

7. REPAIRS

7.1 Tenant Repair Obligations. Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, including all Building systems (expressly including all heating, ventilation and air-conditioning systems) which exclusively serve the Premises, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, Landlord shall have the exclusive right, at Landlord’s option, but not the obligation, to make such repairs and replacements, and Tenant shall pay to Landlord the cost thereof, including Landlord’s standard fee for its involvement with such repairs and replacements (to be uniformly established for the Building at a commercially reasonable level), promptly upon being billed for same. Landlord may, but shall not be required to, enter the Premises pursuant to the terms of Article 27, below, to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. All Building systems that are Tenant repair obligations, including HVAC, plumbing and fire/life-safety systems, shall be maintained, repaired and replaced by Tenant (i) in a commercially reasonable first-class condition, (ii) in accordance with any applicable manufacturer specifications relating to any particular component of such Building systems, (iii) in accordance with Applicable Laws. Tenant shall contract with a qualified, experienced professional third party service companies (a “Service Contract”). Tenant shall regularly, in accordance with commercially reasonable standards, generate and maintain preventive maintenance records relating to each Building’s mechanical and main electrical systems, including life safety, elevators and the central plant (“Preventative Maintenance Records”). In addition, upon Landlord’s request, Tenant shall deliver a copy of all current Service Contracts to Landlord and/or a copy of the Preventative Maintenance Records. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

7.2 Landlord Repair Obligations. Notwithstanding the foregoing, Landlord shall be responsible for maintenance, repairs and replacement as necessary to keep in good order, repair and condition the exterior walls, exterior doors and windows and waterproofing of the Building envelope, foundation and roof (including roof membrane, gutters, flashings, and downspouts) of the Building, utility connections to the Building, the structural portions of the floors of the Building (the “Building Structure”), the base Building plumbing, sewer, drainage, electrical, fire protection, elevator and life safety systems which serve the Building as a whole and not exclusively the Premises (the “Building Systems” and together with the Building Structure, the “Base Building”) of the Building, and the Common Areas, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Subject to the terms of Article 27, below, Landlord may, but shall not be required to, enter the Premises at all reasonable times and upon reasonable prior notice to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

8. ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days’ notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations (i) do not affect the building systems or equipment, (ii) are not visible from the exterior of the Building, and (iii) cost less than $75,000.00 for a particular job of work. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that upon Landlord’s request, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the city in which the Building is located (or other applicable governmental authority). Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. Upon completion of any Alterations (or repairs), Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3 Payment for Improvements. With respect to payments to be made to Tenant’s contractors for any Alterations, Tenant shall (i) comply with Landlord’s reasonable requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) cause Tenant’s contractor to sign Landlord’s standard contractor’s rules and regulations. In addition, in connection with all Alterations, Tenant shall pay Landlord a reasonable oversight fee not to exceed three percent (3%) of the cost of such work, and shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with such work.

8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Tenant’s contractors and subcontractors shall be required to carry (i) Commercial General Liability Insurance in an amount approved by Landlord, with Landlord, and, at Landlord’s option, Landlord’s property manager and project manager, as additional insureds in an amount approved by Landlord, and otherwise in accordance with the requirements of Article 10 of this Lease, and (ii) workers compensation insurance with a waiver of subrogation in favor of Landlord. Landlord may, in its reasonable discretion based on Tenant’s then financial wherewithal and the anticipated cost of the Alteration, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5 Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord and remain in place at the Premises following the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Landlord may, by written notice to Tenant, at least ninety (90) days prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations and/or improvements and/or systems and equipment within the Premises and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord; provided; however, that notwithstanding the foregoing, upon request by Tenant at the time of Tenant’s request for Landlord’s consent to any Alteration or improvement, Landlord shall notify Tenant whether the applicable Alteration or improvement will be required to be removed pursuant to the terms of this Section 8.5. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations and/or improvements and/or systems and equipment in the Premises and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

9. COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility (to the extent applicable pursuant to then Applicable Laws). Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.

10. INSURANCE

10.1 Indemnification and Waiver. [***]

10.2 Tenant’s Compliance With Landlord’s Property Insurance. Landlord shall insure the Building during the Lease Term against loss or damage under an “all risk” property insurance policy. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body. Tenant shall also provide Landlord and Landlord’s insurer(s) with such information regarding the use of the Premises and any damage to the Premises as they may require in connection with the placement of insurance for the Premises or the adjusting of any losses to the Premises.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities including a contractual coverage, and including products and completed operations coverage, for limits of liability on a per location basis of not less than:

Bodily Injury and Property Damage Liability	[***]
Personal Injury Liability	[***]

10.3.2 Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the “Tenant Improvements,” as that term is defined in the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion.

10.3.3 Business Income Interruption for one (1) year plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.

10.3.4 Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations. The policy shall include a waiver of subrogation in favor of Landlord, its employees, Lenders and any property manager or partners.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, its subsidiaries and affiliates, its property manager (if any) and any other party the Landlord so specifies, as an additional insured or loss payee, as applicable, including Landlord’s managing agent, if any; (ii) be issued by an insurance company having a rating of not less than A:IX in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance required of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord (unless such cancellation is the result of non-payment of premiums), provided that if Tenant’s insurer will not agree to provide the notices in this subheading (vi), Tenant will provide such notices to Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least ten (10) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5 Subrogation. Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property or business interruption loss to the extent that such coverage is agreed to be provided hereunder or otherwise carried by either party. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies do now, or shall, contain the waiver of subrogation.

10.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord or Landlord’s lender, but in no event in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

11. DAMAGE AND DESTRUCTION

11.1 Repair of Damage. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty (“Casualty”). If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises shall not be materially impaired. Subject to the terms of Section 11.2, below, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the

Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. Whether or not Landlord delivers a “Landlord Repair Notice,” as that term is defined in Section 11.2 below, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Tenant shall in addition cooperate with requests for information regarding any repairs from Landlord’s insurer(s) by providing the requested information within ten (10) days after Tenant receives the request. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such Casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith, but taking into consideration any Force Majeure delays. Notwithstanding any contrary provision of this Article 11, the parties hereby agree as follows: (i) the closure of the Project, the Building, the Common Areas, or any part thereof to protect public health shall not constitute a Casualty for purposes of this Lease, (ii) Casualty covered by this Article 11 shall require that the physical or structural integrity of the Premises, the Project, the Building, or the Common Areas is degraded as a direct result of such occurrence, and (iii) a Casualty under this Article 11 shall not be deemed to occur merely because Tenant is unable to productively use the Premises in the event that the physical and structural integrity of the Premises is undamaged.

11.2 Landlord’s Option to Repair. Upon the occurrence of any damage to the Premises, Landlord may, at Landlord’s option, deliver a notice (the “Landlord Repair Notice”) to Tenant, and upon receipt of a Landlord Repair Notice Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease relating to the Tenant Improvements and the Original Improvements, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier (including by taking into account any deductible or self-insured retention), as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by Casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally and terminates the leases of all similarly situated tenants in the Building (to the extent Landlord retains such right pursuant to the terms of the applicable tenants’ leases); (v) the damage occurs during the last twelve (12) months of the Lease Term and the repairs are estimated to take in excess of twenty (20) business days to complete; or (vi) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within two hundred seventh (270) days after being commenced or the damage occurs during the last twelve (12) months of the Lease Term and the repairs are estimated to take in excess of twenty (20) business days to complete, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by Casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; (b) Tenant is not then in monetary or material non-monetary default, beyond any applicable notice and cure period expressly set forth in this Lease, under this Lease; (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and, (d) as a result of the damage to the Project, Tenant does not occupy or use the Premises at all.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

12. NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

13. CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease, if Landlord terminates all similarly situated tenants in the Building (to the extent Landlord retains such right pursuant to the terms of the applicable tenants’ leases), effective as of the date possession is required to be surrendered to the authority. If more than fifteen percent (15%) of the total area of the Premises is taken, or if any portion of the laboratory space or manufacturing area of the Premises is taken and the remaining portion of such area can no longer reasonably be used as laboratory space or for manufacturing, as applicable, or if all reasonable access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking. Notwithstanding any contrary provision of this Lease, the following governmental actions shall not constitute a taking or condemnation, either permanent or temporary: (i) an action that requires Tenant’s business or the Building or Project to close during the Lease Term, and (ii) an action taken for the purpose of protecting public safety (e.g., to protect against acts of war, the spread of communicable diseases, or an infestation), and no such governmental actions shall entitle Tenant to any compensation from Landlord or any authority, or Rent abatement or any other remedy under this Lease.

14. ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any hen to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute an Event of Default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord in an amount not to exceed Two Thousand Five Hundred and No/100 Dollars ($2,500.00) in the aggregate, within thirty (30) days after written request by Landlord.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; or

14.2.5 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

14.2.6 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent (provided, however, that Landlord may not withhold its consent to an assignment or a sublease pursuant to the terms of this Section 14.2.6(i) to the extent Landlord cannot reasonably meet such occupant’s space needs), or (ii) is negotiating with Landlord or has negotiated with Landlord during the four (4) month period immediately preceding the date Landlord receives the Transfer Notice, to lease space in the Project.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, and after deduction of (i) any costs of improvements made to the Subject Space in connection with such Transfer, (ii) brokerage commissions paid in connection with such Transfer, and (iii) reasonable legal fees incurred in connection with such Transfer. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.

14.4 Landlord’s Option as to Subject Space. [***]

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord’s costs of such audit.

14.6 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8 Deemed Consent Transfers. [***]

15. SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, freestanding cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Notwithstanding anything in this Section 15.2 or elsewhere in this Lease, Tenant shall not be obligated to remove or restore the Tenant Improvements upon the expiration or earlier termination of this Lease.

15.3 Environmental Assessment. In connection with its surrender of the Premises, Tenant shall submit to Landlord, at least one hundred twenty (120) days prior to the expiration date of this Lease (or in the event of an earlier termination of this Lease, as soon as reasonably possible following such termination), an environmental

Assessment of the Premises by a competent and experienced environmental engineer or engineering firm reasonably satisfactory to Landlord (pursuant to a contract approved by Landlord and providing that Landlord can rely on the Environmental Assessment), which (i) evidences that the Premises are in a clean and safe condition and free and clear of any Hazardous Materials; and (ii) includes a review of the Premises by an environmental consultant for asbestos, mold, fungus, spores, and other moisture conditions, on-site chemical use, and lead-based paint. If such Environmental Assessment reveals that remediation or Clean-up is required under any Environmental Laws for which Tenant has responsibility under this Lease, Tenant shall submit a remediation plan prepared by a recognized environmental consultant and shall be responsible for all costs of remediation and Clean-up, as more particularly provided in Section 5.3, above.

15.4 Condition of the Building and Premises Upon Surrender. In addition to the above requirements of this Article 15, upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, surrender the Premises and Building with Tenant having complied with all of Tenant’s obligations under this Lease, including those relating to improvement, repair, maintenance, compliance with law, testing and other related obligations of Tenant set forth in Article 7 of this Lease. In the event that the Building and Premises shall be surrendered in a condition which does not comply with the terms of this Section 15.4, because Tenant failed to comply with its obligations set forth in Lease, then following thirty (30) days’ notice to Tenant, during which thirty (30) day period Tenant shall have the right to cure such noncompliance, Landlord shall be entitled to expend all reasonable costs in order to cause the same to comply with the required condition upon surrender and Tenant shall immediately reimburse Landlord for all such costs upon notice and Tenant shall be deemed during the period that Tenant or Landlord, as the case may be, perform obligations relating to the Surrender Improvements to be in holdover under Article 16 of this Lease.

16. HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term. If Tenant holds over after the expiration of the Lease Term of earlier termination thereof, without the express or implied consent of Landlord, such tenancy shall be deemed to be a tenancy by sufferance only, and shall not constitute a renewal hereof or an extension for any further term. In either case, Base Rent shall be payable at a monthly rate equal to (i) one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease for the first (1st) month of such holdover, and (ii) two hundred percent (200%) thereafter. Such month-to-month tenancy or tenancy by sufferance, as the case may be, shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises within thirty (30) days following the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

17. ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit D, attached hereto (or such other reasonable form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year (provided that, upon Tenant’s request, Landlord shall execute a commercially reasonable non-disclosure agreement to protect the confidentiality of such statements). Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

18. SUBORDINATION

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto (collectively, the “Superior Holders”); provided, however, upon at least 30 days written request by Tenant, Landlord shall use commercially reasonable efforts, at Tenant’s sole cost and expense, including, but not limited to payments of any fees imposed by the Superior Holders, to obtain a subordination non-disturbance and attornment agreement from any future Superior Holders, in a commercially reasonable form (“SNDA”), which requires such Superior Holder to accept this Lease, and not to disturb Tenant’s possession, so long as an event of default has not occurred, and be continuing. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases; provided that Landlord shall use commercially reasonable efforts to obtain a SNDA pursuant to the terms set forth above. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

19. DEFAULTS; REMEDIES

19.1 Events of Default. In addition to any other Events of Default specified in this Lease, the occurrence of any of the following shall constitute a default of this Lease by Tenant (each, an “Event of Default”):

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within five (5) days following the date due, which failure is not cured within five (5) days after written notice from Landlord that said amount was not paid when due, provided that if Tenant has previously received two (2) or more notices from Landlord during the immediately preceding twelve (12) month period stating that Tenant failed to pay any amount required to be paid by Tenant under this Lease when due, then Landlord shall not be required to deliver any notice to Tenant and a default shall immediately occur upon any failure by Tenant to pay any rent or any other charge required to be paid under this Lease when due; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3 Abandonment of all or a substantial portion of the Premises by Tenant; or

19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease or any provision of the Tenant Work Letter, where, in each instance, such failure continues for more than three (3) days after notice from Landlord.

Any notices to be provided by Landlord under this Section 19.1 shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the Code of Civil Procedure, and may be served on Tenant in the manner allowed for service of notices under this Lease.

19.2 Remedies Upon Event of Default. Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies (including, without limitation, during any eviction moratorium, to the extent allowed by Applicable Law), each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any Event of Default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.5 Landlord Default. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder following the Lease Commencement Date and such failure continues for thirty (30) days after Tenant delivers to Landlord written notice specifying such failure; however, if such failure cannot reasonably be cured within such 30-day period, but Landlord commences to cure such failure within such 30-day period and thereafter diligently pursues the curing thereof to completion, then Landlord shall not be in default hereunder or liable for damages therefor. Except where the provisions of this Lease grant Tenant an express, exclusive remedy, or expressly deny Tenant a remedy, Tenant’s exclusive remedy for Landlord’s failure to perform its obligations under this Lease shall be limited to damages, injunctive relief, or specific performance; in each case, Landlord’s liability or obligations with respect to any such remedy shall be limited as provided in Section 29.13.

19.6 Landlord Default.

19.6.1 General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion.

19.6.2 Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of the Premises, (ii) any failure by Landlord to provide services, utilities or access to the Premises that Landlord is required to provide under this Lease, and in either case (i) or (ii) such failure is reasonably within Landlord’s ability to cure, or (iii) the presence of Existing Hazardous Materials in violation of Applicable Law which is required to be remediated, abated, mitigated and/or removed in accordance with Applicable Law (such set of circumstances as set forth in items (i), (ii) or (iii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord written notice of such Abatement Event, and if such Abatement Event continues for ten (10) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”), then the Base Rent and Tenant’s Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant’s business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, then the Base Rent and Tenant’s Share of Direct Expenses allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. To the extent an Abatement Event is caused by an event covered by Articles 11 or 13 of this Lease, then Tenant’s right to abate Rent shall be governed by the terms of such Article 11 or 13, as applicable, and the Eligibility Period shall not be applicable thereto. Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event. Except as provided in this Section 19.6.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

19.7 Punitive and Consequential Damages. [***]

20. COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

21. LETTER OF CREDIT

21.1 Delivery of Letter of Credit. [***]

21.2 In General. The L-C shall be “callable” at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. The L-C must provide that presentation of a drawing under the L-C may be made by hand delivery, courier service, overnight mail, or facsimile. Tenant further covenants and warrants as follows:

21.2.1 Landlord Right to Transfer. The L-C shall provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity which purchases the Building from Landlord or a lender which holds a security interest in the Building. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

21.2.2 No Assignment by Tenant. Tenant shall neither assign nor encumber the L-C or any part thereof. Neither Landlord nor its successors or assigns will be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance by Tenant in violation of this Section.

21.2.3 Replenishment. If, as a result of any drawing by Landlord on the L-C pursuant to its rights set forth in Section 21.3 below, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within ten (10) business days thereafter, provide Landlord with (i) an amendment to the L-C restoring such L-C to the L-C Amount or (ii) additional L-Cs in an amount equal to the deficiency, which additional L-Cs shall comply with all of the provisions of this Article 21, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 19.1 above, the same shall constitute an incurable default by Tenant under this Lease (without the need for any additional notice and/or cure period).

21.2.4 Renewal; Replacement. The L-C shall have a final expiration date that is at least one hundred (100) days after the expiration of the Lease Term (the “LC Expiration Date”), provided that the L-C may contain a so-called “evergreen provision” whereby the L-C will automatically be renewed on an annual basis unless at least thirty (30) days’ prior written notice of non-renewal is provided by the issuer to Landlord. If the L-C expires earlier than the LC Expiration Date then Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, which new L-C shall be irrevocable and automatically renewable through the LC Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion.

21.2.5 Bank’s Financial Condition. If, at any time during the Lease Term, the Bank’s long term credit rating is reduced below the Credit Rating Threshold, or if the financial condition of the Bank changes in any other materially adverse way (either, a “Bank Credit Threat”), then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute L-C that complies in all respects with the requirements of this Article 21, and Tenant’s failure to obtain such substitute L-C within ten (10) business days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord, or Landlord’s then managing agent, to immediately draw upon the then existing L-C in whole or in part, without notice to Tenant, as more specifically described in Section 21.3, below. Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.

21.3 Application of Letter of Credit. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default by Tenant under this Lease. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Bank has notified Landlord that the L-C will not be renewed or extended through the LC Expiration Date, or (E) a Bank Credit Threat or Receivership (as such term is defined in Section 21.6.1, below) has occurred and Tenant has failed to comply with the requirements of either Section 21.2.5, above, or Section 21.6, below, as applicable. If Tenant shall breach any provision of this Lease or otherwise be in default hereunder or if any of the foregoing events identified in Sections 21.3(B) through (E) shall have occurred, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, and the proceeds may be applied by Landlord (i) to cure any breach or default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default, (ii) against any Rent payable by Tenant under this Lease that is not paid when due and/or (iii) to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (a) the L-C constitutes a separate and independent contract between Landlord and the Bank, (b) Tenant is not a third party beneficiary of such contract, (c) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (d) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

21.4 Letter of Credit not a Security Deposit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the L-C is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

21.5 Proceeds of Draw. In the event Landlord draws down on the L-C pursuant to Sections 21.3(D) or (E), above, the proceeds of the L-C may be held by Landlord and applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets. Tenant hereby (i) agrees that (A) Tenant has no property interest whatsoever in the proceeds from any such draw, and (B) such proceeds shall not be deemed to be or treated as a “security deposit” under the Security Deposit Law, and (ii) waives all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Landlord agrees that the amount of any proceeds of the L-C received by Landlord, and not (a) applied against any Rent payable by Tenant under this Lease that was not paid when due, or (b) used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease (the “Unused L-C Proceeds”), shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement L-C in the full L-C Amount, which replacement L-C shall comply in all respects with the requirements of this Article 21, or (y) within thirty (30) days after the LC Expiration Date; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the Unused L-C Proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

21.6 Bank Placed Into Receivership.

21.6.1 Bank Placed Into Receivership. In the event the Bank is placed into receivership or conservatorship (any such event, a “Receivership”) by the Federal Deposit Insurance Corporation or any successor or similar entity (the “FDIC”), then, effective as of the date such Receivership occurs, the L-C shall be deemed to not meet the requirements of this Article 21, and, within fifteen (15) business days following Landlord’s notice to Tenant of such Receivership (the “LC Replacement Notice”), Tenant shall replace the L-C with a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21. If Tenant fails to replace such L-C with a substitute L-C from a different issuer pursuant to the terms and conditions of this Section 21.6.1, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right, at Landlord’s option, to either (i) declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid fifteen (15) business day period), in which event, Landlord shall have the right to pursue any and all remedies available to it under this Lease and at law, including, without limitation, treating any Receivership as a Bank Credit Threat and exercising Landlord’s remedies under Section 21.2.5, above, to the extent possible pursuant to then-existing FDIC policy; or (ii) elect to increase the Base Rent due and owing under the terms of this Lease pursuant to the terms and conditions of Section 21.6.2 of this Lease, below. Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.

21.6.2 FAILURE TO REPLACE L-C; LIQUIDATED DAMAGES. IN THE EVENT THAT TENANT FAILS TO REPLACE THE L-C PURSUANT TO, AND WITHIN THE TIME PERIODS SET FORTH IN, SECTION 21.6.1 OF THIS LEASE, ABOVE, THEN TENANT’S MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED TO ONE HUNDRED TEN PERCENT (110%) OF ITS THEN EXISTING LEVEL

DURING THE PERIOD COMMENCING ON THE DATE THAT OCCURS FIFTEEN (15) BUSINESS DAYS FOLLOWING THE DATE TENANT RECEIVES THE LC REPLACEMENT NOTICE AND ENDING ON THE EARLIER TO OCCUR OF (I) THE DATE SUCH REPLACEMENT L-C IS DELIVERED TO LANDLORD PURSUANT TO THE TERMS OF SECTION 21.6.1, OR (II) THE DATE WHICH IS NINETY (90) DAYS AFTER THE DATE OF SUCH LC REPLACEMENT NOTICE. IN THE EVENT THAT TENANT FAILS, DURING SUCH NINETY (90) DAY PERIOD FOLLOWING THE DATE OF THE LC REPLACEMENT NOTICE, TO CAUSE THE REPLACEMENT L-C TO BE DELIVERED TO LANDLORD PURSUANT TO THE TERMS OF SECTION 21.6.1, THEN TENANT’S MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED TO ONE HUNDRED TWENTY-FIVE PERCENT (125%) OF ITS THEN EXISTING LEVEL DURING THE PERIOD COMMENCING ON THE DATE WHICH IS NINETY (90) DAYS AFTER THE DATE OF SUCH LC REPLACEMENT NOTICE AND ENDING ON THE DATE SUCH REPLACEMENT L-C IS DELIVERED TO LANDLORD PURSUANT TO THE TERMS OF SECTION 21.6.1, PROVIDED, HOWEVER, THAT THE TOTAL AGGREGATE AMOUNT OF BASE RENT PAID BY TENANT IN EXCESS OF THE AMOUNT OF BASE RENT THAT TENANT WOULD HAVE PAID HAD SUCH L-C REPLACEMENT FAILURE NEVER OCCURRED SHALL IN NO EVENT EXCEED THE L-C AMOUNT. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY LANDLORD AS A RESULT OF TENANT’S FAILURE TO TIMELY REPLACE THE L-C FOLLOWING THE LC REPLACEMENT NOTICE AS REQUIRED IN SECTION 21.6.1, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS LEASE, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION 21.6.2 REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH LANDLORD WILL INCUR AS A RESULT OF SUCH FAILURE, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT WAIVE OR AFFECT LANDLORD’S RIGHTS AND TENANT’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THIS LEASE. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO LANDLORD PURSUANT TO CALIFORNIA CIVIL CODE SECTION 1671.

22. COMMUNICATIONS AND COMPUTER LINE

Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease. Tenant shall pay all costs in connection therewith. Landlord reserves the right, upon notice to Tenant prior to the expiration or earlier termination of this Lease, to require that Tenant, at Tenant’s sole cost and expense, remove any Lines installed by Tenant and located in or serving the Premises prior to the expiration or earlier termination of this Lease.

23. SIGNS

23.1 Signage. Subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, and provided all signs are in keeping with the quality, design and style of the Building and Project, (i) Landlord shall install Tenant identification signage on the existing monument sign located on North Torrey Pines Road, at Tenant’s sole cost and expense, and (ii) Tenant may install one (1) non-exclusive exterior sign, at Tenant’s sole cost and expense, adjacent to the main entrance to the Premises (collectively, “Tenant Signage”); provided, however, in no event shall Tenant’s Signage include an “Objectionable Name,” as that term is defined in Section 23.2, of this Lease. All such signage shall be subject to Tenant’s obtaining all required governmental approvals. All permitted signs shall be maintained by Tenant at its expense in a first-class and safe condition and appearance. Upon the expiration or earlier termination of this Lease, Tenant shall remove all of its signs at Tenant’s sole cost and expense and shall repair any damage caused by such removal. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant’s Signage (collectively, the “Sign Specifications”) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project. Tenant hereby acknowledges that, notwithstanding Landlord’s approval of Tenant’s Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant’s Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant’s Signage, Tenant’s and Landlord’s rights and obligations under the remaining terms and conditions of this Lease shall be unaffected. Tenant shall be entitled, at Landlord’s sole cost and expense, to have Tenant’s name in the Building’s standard lobby directory and one (1) identification sign on or near the entry doors of the Premises, both in accordance with Landlord’s then-current Building standard signage program.

23.2 Objectionable Name. Tenant’s Signage shall not include a name or logo which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an “Objectionable Name”). The parties hereby agree that the following name, or any reasonable derivation thereof, shall be deemed not to constitute an Objectionable Name: “Aspen Neuroscience, Inc.”

23.3 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4 Termination of Right to Tenant’s Signage. The rights contained in this Article 23 shall be personal to Original Tenant and its Permitted Transferee Assignee, and may only be exercised and maintained by such parties (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) to the extent (x) they are not in default under this Lease (beyond any applicable notice and cure period) and (y) if they occupy the entire Premises.

24. COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other rule, directive, order, regulation, guideline or requirement of any governmental entity or governmental agency (the “Applicable Laws”) now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Building and Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24; provided, however, Tenant shall not be required to make any alterations to the Building Structure unless such alteration is required due to (i) Tenant’s particular use of the Premises, (ii) the Tenant Improvements (subject to Landlord’s obligations set forth in Section 1.2 of the Tenant Work Letter), or (iii) Alterations to the Premises made by Tenant. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project, Building and Premises have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp approved in advance by Landlord; and (b) Tenant, at its cost, is responsible for making any repairs within the Premises to correct violations of construction-related accessibility standards set forth in any CASp inspection requested by Tenant; and, if any CASp inspection requested by Tenant requires repairs to the Building (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall, at Landlord’s option, either perform such repairs at Tenant’s sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such repairs.

25. LATE CHARGES

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26. LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

27. ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last nine (9) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility (to the extent applicable pursuant to then Applicable Law); or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. In exercising Landlord’s rights under this Section 27, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use of, and access to, the Premises.

28. TENANT PARKING

Tenant shall have the right to use the amount of parking set forth in Section 9 of the Summary, in the on-site parking facility (or facilities) which serve the Project. The location of the reserved parking spaces, if any, shall be mutually and reasonably agreed upon by Landlord and Tenant. Tenant shall abide by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the parking facilities), and shall cooperate in seeing that Tenant’s employees and visitors also comply with such rules and regulations. Tenant’s use of the Project parking facility shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant’s, its employees’ and/or visitors’ use of the parking facilities.

29. MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

29.6 Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7 Landlord’s Title. Landlord represents and warrants to Tenant that it owns fee title to the Building. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building, provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, or loss to inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the premises and any and all income derived or derivable therefrom.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16 Force Majeure. Notwithstanding anything to the contrary contained in this Lease, any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, Casualty, actual or threatened public health emergency (including, without limitation, epidemic, pandemic, famine, disease, plague, quarantine, and other significant public health risk), governmental edicts, actions, declarations or quarantines by a governmental entity or health organization (including, without limitation, any shelter-in-place orders, stay at home orders or any restrictions on travel related thereto that preclude Tenant, its agents, contractors or its employees from accessing the Premises, national or regional emergency), breaches in cybersecurity, and other causes beyond the reasonable control of the party obligated to perform, regardless of whether such other causes are (i) foreseeable or unforeseeable or (ii) related to the specifically enumerated events in this paragraph (collectively, a “Force Majeure”), shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage. If this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure. Notwithstanding anything to the contrary in this Lease, no event of Force Majeure shall (i) excuse Tenant’s obligations to pay Rent and other charges due pursuant to this Lease, (ii) be grounds for Tenant to abate any portion of Rent due pursuant to this Lease, or entitle either party to terminate this Lease, except as allowed pursuant to Section 19.6.2, Articles 11 and 13 of this Lease, (iii) excuse Tenant’s obligations under Articles 5 and 24 of this Lease, or (iv) extend the occurrence of the Lease Commencement Date.

29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) upon actual receipt or refusal of delivery if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made. If any notice arrives after normal business hours, a weekend day or a holiday, it will be deemed to have been received on the next business day. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

HCP TPSP, LLC c/o Healthpeak Properties, Inc. [***] with a copy to:

HCP TPSP, LLC c/o Healthpeak Properties, Inc. [***]

and

Allen Matkins Leek Gamble Mallory & Natsis LLP [***]

29.19 Joint and Several. If there is more than one tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20 Authority. Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants that Landlord is a duly formed and existing entity qualified to do business in the State of California and that Landlord has full right and authority to execute and deliver this Lease and that each person signing on behalf of Landlord is authorized to do so. Within ten (10) days after Landlord’s request, Tenant shall deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in the State of California.

29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the Brokers any commission due to the Brokers resulting from this Lease based on a separate written agreement between Landlord and the Brokers. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term.

29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26 Project or Building Name, Address and Signage. Landlord shall have the right at any time to change the name and/or address of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease. Such counterparts may be delivered by the parties hereto by electronic means, including by electronic mail or facsimile transmission and, when so fully delivered, such copies shall be binding as if ink originals.

29.28 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants, Tenant’s lenders and to any potential Transferee of this Lease. Also, Tenant shall be allowed to disclose terms of this Lease to the extent required by Applicable Law or the SEC.

29.29 Development of the Project.

29.29.1 Subdivision. Landlord reserves the right to subdivide all or a portion of the buildings and Common Areas. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from a subdivision and any all maps in connection therewith. Notwithstanding anything to the contrary set forth in this Lease, the separate ownership of any buildings and/or Common Areas by an entity other than Landlord shall not affect the calculation of Direct Expenses or Tenant’s payment of Tenant’s Share of Direct Expenses.

29.29.2 Construction of Property and Other Improvements. Tenant acknowledges that portions of the Project may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction. In exercising Landlord’s rights under this Section 29.29.2, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use of, and access to, the Premises.

29.30 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation. Landlord hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Landlord to be in violation of any agreement, instrument, contract, law, rule or regulation by which Landlord is bound, and Landlord shall protect, defend, indemnify and hold Tenant harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Landlord’s breach of this warranty and representation.

29.31 Transportation Management. Tenant shall fully comply with all present or future programs required by Applicable Law and intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs required by Applicable Law may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

29.32 Signatures. The parties hereto consent and agree that this Lease may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Lease using electronic signature technology, by clicking “SIGN”, such party is signing this Lease electronically, and (2) the electronic signatures appearing on this Lease shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

29.33 Waiver of Claims. As a material inducement to Landlord to enter into this Lease, Tenant hereby releases Landlord from, and hereby waives, any and all losses, costs, damages, expenses, liabilities, claims and causes of action (collectively, the “Released Claims”) arising from or related to Tenant’s inability or limitation to conduct operations from the Premises as a result of any “shelter in place” orders or similar governmental directives, including, without limitation, any claims for, and/or rights of, termination of this Lease and/or abatement, offset and/or deferral of Rent under this Lease, at law and/or in equity related to the inability of Tenant to conduct operations from the Premises as a result of any “shelter in place” orders or similar governmental directives related thereto. With respect to the Released Claims, Tenant acknowledges that Tenant has either been advised by legal counsel or has made itself familiar with the provisions of California Civil Code section 1542, which provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. Tenant, being aware of the foregoing code section, hereby expressly waives any rights Tenant may have thereunder, as well as under any other statutes or common-law principles of similar effect, pertaining to the Released Claims.

[signature page to follow]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:		TENANT:

HCP TPSP, LLC, a Delaware limited liability company		ASPEN NEUROSCIENCE, INC., a Delaware corporation

By:	/s/ Michael Dorris	By:	/s/ Damien McDevitt

Michael Dorris		Damien McDevitt
Print Name		Print Name

Its:	Senior Vice President

Its:	President and CEO

By:

Print Name

Its:

EXHIBIT A

TORREY PINES SCIENCE PARK

OUTLINE OF PREMISES

EXHIBIT A

EXHIBIT A-1

TORREY PINES SCIENCE PARK

PROJECT SITE PLAN

EXHIBIT A-1

EXHIBIT B

TORREY PINES SCIENCE PARK

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portions of Articles 1 through 29 of the Office Lease to which this Tenant Work Letter is attached as Exhibit B, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portions of Sections 1 through 5 of this Tenant Work Letter.

Section 1

DELIVERY OF THE PREMISES AND BASE BUILDING

1.1 Base, Shell and Core. Landlord has constructed, at its sole cost and expense, the base, shell, and core of (and all Building HVAC, electrical, and plumbing systems servicing) (i) the Premises and (ii) the floor of the Building on which the Premises is located (collectively, the “Base, Shell, and Core”). The Base, Shell and Core shall consist of those portions of the Premises which were in existence prior to the construction of the tenant improvements in the Premises for the prior tenant of the Premises. Notwithstanding anything set forth in this Tenant Work Letter to the contrary, Tenant shall accept the Base, Shell and Core from Landlord in their presently existing, “as-is” condition; provided, however, as of the Lease Commencement Date, Landlord, at Landlord’s sole cost, shall provide that the roof to the Building is in good working order.

1.2 Common Areas. Notwithstanding anything set forth in this Lease or this Tenant Work Letter to the contrary, all code compliance work necessary for Tenant to obtain a certificate of occupancy or its legal equivalent for the Premises for general office use (assuming a normal and customary general office occupancy density) will be completed by Landlord, at Landlord’s sole cost and expense, in the Base Building and the Common Areas, including the so called “path-of-travel” (i.e., the primary route from the Premises to the edge of the property line and the route from the Project parking facility to the Premises), on or before the Lease Commencement Date.

[***]

EXHIBIT B

1

EXHIBIT C

TORREY PINES SCIENCE PARK

NOTICE OF LEASE TERM DATES

To:

Re:

Lease dated ____________, 20___ between ___________________, a __________________ (“Landlord”), and ______________________, a __________________________ (“Tenant”) concerning Suite ___________ on floor(s) ____________________ of the building located at ___________________________, California.

Gentlemen:

In accordance with the Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.
The Lease Term shall commence on or has commenced on _____________ for a term of _______________ ending on _______________.
2.
Rent commenced to accrue on _______________, in the amount of _______________.
3.
If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.
4.
Your rent checks should be made payable to _______________ at ________________.
5.
The exact number of rentable/usable square feet within the Premises is ____________ square feet.
6.
Tenant’s Share as adjusted based upon the exact number of usable square feet within the Premises is _________________%.

“Landlord”:

,
a

By:
Its:

EXHIBIT C

Agreed to and Accepted as of _________, 200__.

“Tenant”:

,
a

By:
Its:

EXHIBIT C

EXHIBIT D

TORREY PINES SCIENCE PARK

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Lease (the “Lease”) made and entered into as of ___________, 20___ by and between __________________ as Landlord, and the undersigned as Tenant, for Premises consisting of the entire office building located at ____________________________, California, certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on _____________, and the Lease Term expires on _______________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3. Base Rent became payable on ______________.

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ____________. The current monthly installment of Base Rent is $_____________________.

7. To Tenant’s knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

8. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

9. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

10. Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

11. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

12. To Tenant’s knowledge, Tenant is in full compliance with all federal, state and local laws, ordinances, rules and regulations affecting its use of the Premises, including, but not limited to, those laws, ordinances, rules or regulations relating to hazardous or toxic materials. Tenant has never permitted or suffered, nor does Tenant have any knowledge of, the generation, manufacture, treatment, use, storage, disposal or discharge of any hazardous, toxic or dangerous waste, substance or material in, on, under or about the Project or the Premises or any adjacent premises or property in violation of any federal, state or local law, ordinance, rule or regulation.

EXHIBIT D

13. To the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full. All work (if any) in the common areas required by the Lease to be completed by Landlord has been completed and all parking spaces required by the Lease have been furnished and/or all parking ratios required by the Lease have been met.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at ______________ on the ______ day of, 200___.

“Tenant”:

,
a

By:
Its:

By:
Its:

EXHIBIT D

EXHIBIT E

TORREY PINES SCIENCE PARK

ENVIRONMENTAL QUESTIONNAIRE

ENVIRONMENTAL QUESTIONNAIRE
FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Tenant Name:
Lease Address:
Lease Type (check correct box - right click to properties):	□ Primary Lease/Lessee
□ Sublease from:

Instructions: The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0 PROCESS INFORMATION

Describe planned site use, including a brief description of manufacturing processes and/or pilot plants planned for this site, if any.

2.0 HAZARDOUS MATERIALS - OTHER THAN WASTE

Will (or are) non-waste hazardous materials be/being used or stored at this site? If so, continue with the next question. If not, go to Section 3.0.

2.1 Are any of the following materials handled on the Property? □ Yes □ No

[A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.] If YES, check (right click to properties) the applicable correct Fire Code hazard categories below.

□	Combustible dusts/fibers	□	Explosives	□	Flammable liquids
□	Combustible liquids (e.g., oils)	□	Compressed gas - inert	□	Flammable solids/pyrophorics
□	Cryogenic liquids - inert	□	Compressed gas - flammable/pyrophoric	□	Organic peroxides
□	Cryogenic liquids - flammable	□	Compressed gas - oxidizing	□	Oxidizers - solid or liquid
□	Cryogenic liquids - oxidizing	□	Compressed gas - toxic	□	Reactives - unstable or water reactive
□	Corrosives - solid or liquid	□	Compressed gas - corrosive	□	Toxics - solid or liquid

EXHIBIT E

2.2.
For all materials checked in Section 2.1 above, please list the specific material(s), use(s), and quantities of each used or stored on the site in the table below; or attach a separate inventory. NOTE: If proprietary, the constituents need not be named but the hazard information and volumes are required.

Material/ Chemical	Physical State (Solid, Liquid, or Gas)	Container Size	Number of Containers Used & Stored	Total Quantity	Units (pounds for solids, gallons or liters for liquids, &

2.3.
Describe the planned storage area location(s) for the materials in Section 2-2 above. Include site maps and drawings as appropriate.
2.4.
Other hazardous materials. Check below (right click to properties) if applicable. NOTE: If either of the latter two are checked (BSL-3 and/or radioisotope/radiation), be advised that not all lease locations/cities or lease agreements allow these hazards; and if either of these hazards are planned, additional information will be required with copies of oversight agency authorizations/licenses as they become available.

□	Risk Group 2/Biosafety Level-2 Biohazards	□	Risk Group 3/Biosafety Level-3 Biohazards	□	Radioisotope s/Radiation

EXHIBIT E

3.0 HAZARDOUS WASTE (i.e., REGULATED CHEMICAL WASTE)

Are (or will) hazardous wastes (be) generated? □ Yes □ No

If YES, continue with the next question. If not, skip this section and go to section 4.0.

3.1 Are or will any of the following hazardous (CHEMICAL) wastes generated, handled, or disposed of (where applicable and allowed) on the property?

□	Liquids	□	Process sludges	□	PCBs
□	Solids	□	Metals	□	wastewater

3.2 List and estimate the quantities of hazardous waste identified in Question 3.1 above.

HAZRDOUS (CHEMICAL) WASTE GENERATED	SOURCE	WASTE TYPE		APPROX. MONTHLY QUANTITY with units	DISPOSITION [e.g., off-site landfill, incineration, fuel blending scrap metal; wastewater neutralization (onsite or off-site)]
		RCRA listed (federal)	Non-RCRA (California ONLY or recycle)
		□	□
		□	□
		□	□
		□	□
		□	□

3.3.
Waste characterization by: Process knowledge □ EPA lab analysis □ Both □
3.4.
Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility if applicable. Attach separate pages as necessary. If not yet known, write “TBD. “

Hazardous Waste Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3.5.
Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? NOTE: This does NOT mean fume hoods; examples include air scrubbers, cyclones, carbon or HEP A filters at building exhaust fans, sedimentation tanks, pH neutralization systems for wastewater, etc.

□ Yes □ No
If YES, please list/describe:

4.0 OTHER REGULATED WASTE (i.e., REGULATED BIOLOGICAL WASTE, referred to as “Medical Waste” in California)

4.1.
Will (or do) you generate medical waste? □ Yes □ No If NO, skip to Section 5.0.

EXHIBIT E

4.2.
Check the types of waste that will be generated, all of which fall under the California Medical Waste Act:

□	Contaminated sharps (i.e., if contaminated with > Risk Group 2 materials)	□	Animal carcasses	□	Pathology waste known or suspected to be contaminated with > Risk Group 2 pathogens)
□	Red bag biohazardous waste (i.e., with > Risk Group 2 materials) for autoclaving	□	Human or non-human primate blood, tissues, etc. (e.g., clinical specimens)	□	Trace Chemotherapeutic Waste and/or Pharmaceutical waste NOT otherwise regulated as RCRA chemical waste

4.3 What vendor will be used for off-site autoclaving and/or incineration?

4.4 Do you have a Medical Waste Permit for this site? □ Yes □ No, not required.

□ No, but an application will be submitted.

5.0 UNDERGROUND STORAGE TANKS HJSTS1 & ABOVEGROUND STORAGE TANKS (ASTS)

5.1.
Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)? □ Yes □ No

NOTE: If you will have your own diesel emergency power generator, then you will have at least one AST!

[NOTE: If a backup generator services multiple tenants, then the landlord usually handles the permits.]

If NO, skip to section 6.0. If YES, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

UST or AST	Capacity (gallons)	Contents	Year Installed	Type (Steel, Fiberglass, etc.)	Associated Leak Detection / Spill Prevention Measures*

*NOTE: The following are examples of leak detection / spill prevention measures: integrity testing, inventory reconciliation, leak detection system, overfill spill protection, secondary containment, cathodic protection.

5.2.
Please provide copies of written tank integrity test results and/or monitoring documentation, if available.
5.3.
Is the UST/AST registered and permitted with the appropriate regulatory agencies?

□ Yes □ No, not yet

EXHIBIT E

If YES, please attach a copy of the required permit(s). See Section 7-1 for the oversight agencies that issue permits, with the exception of those for diesel emergency power generators which are permitted by the local Air Quality District (Bay Area Air Quality Management District = BAAQMD; or San Diego Air Pollution Control District = San Diego APCD).

5.4.
If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

5.5.
If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property?

□ Yes □NO

If YES, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

5.6.
For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?

□ Yes □NO

For new tenants, are installations of this type required for the planned operations? □ Yes □ No

If YES to either question in this section 5-6, please describe.

6.0 ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

7.0 OTHER REGULATORY PERMITS/REOUIREMENTS

7.1.
Does the operation have or require an industrial wastewater permit to discharge into the local National Pollutant Discharge Elimination System (NPDES)? [Example: This applies when wastewater from equipment cleaning is routed through a pH neutralization system prior to discharge into the sanitary or lab sewer for certain pharmaceutical manufacturing wastewater; etc.] Permits are obtained from the regional sanitation district that is treating wastewater.

□ Yes □ NO □ No, but one will be prepared and submitted to the Landlord property management company.

If so, please attach a copy of this permit or provide it later when it has been prepared.

7.2.
Has a Hazardous Materials Business Plan (HMBP) been developed for the site and submitted via the State of California Electronic Reporting System (CERS)? [NOTE: The trigger limits for having to do this are > 200 cubic feet if any one type of compressed gas(except for carbon dioxide and inert simple asphyxiant gases, which have a higher trigger limit of > 1,000 cubic feet); > 55

EXHIBIT E

gallons if any one type of hazardous chemical liquid; and >500pounds of any one type of hazardous chemical solid. So a full-sixe gas cylinder and a 260-liter of liquid nitrogen are triggers! Don’t forget the diesel fuel in a backup emergency generator if the diesel tank size is > 55 gallons and it is permitted under the tenant (rather than under the landlord).]

NOTE: Each local Certified Unified Program Agency (CUPA) in California governs the HMBP process so start there. Examples: the CUPA for cities in San Mateo County is the County Environmental Health Department; the CUPA for the City of Hayward, CA is the Hayward Fire Department; the CUPA for Mountain View is the Mountain View Fire Department; and, the CUPA for San Diego is the County of San Diego Hazardous Materials Division (HMD),

□ Yes □ No, not required. □ No, but one will be prepared and submitted, and a copy will be provided to the landlord property management company.

If one has been completed, please attach a copy. Continue to provide updated versions as they are completed. This is a legal requirement in that State law requires that the owner/operator of a business located on leased or rented real property shall notify, in writing, the owner of the property that the business is subject to and is in compliance with the Hazardous Materials Business Plan requirements (Health and Safety Code Chapter 6.95 Section 25505.1).

7.3.
NOTE: Please be advised that if you are involved in any tenant improvements that require a construction permit, you will be asked to provide the local city with a Hazardous Materials Inventory Statement (HMIS) to ensure that your hazardous chemicals fall within the applicable Fire Code fire control area limits for the applicable construction occupancy of the particular building. The HMIS will include much of the information listed in Section 2-2. Neither the landlord nor the landlord’s property management company expressly warrants that the inventory provided in Section 2-2 will necessarily meet the applicable California Fire Code fire control area limits for building occupancy, especially in shared tenant occupancy situations. It is the responsibility of the tenant to ensure that a facility and site can legally handle the intended operations and hazardous materials desired/ needed for its operations, but the landlord is happy to assist in this determination when possible.

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

EXHIBIT E

Signature:
Name:
Title:
Date:
Telephone:

EXHIBIT E

EXHIBIT F

FORM OF LETTER OF CREDIT

(Letterhead of a money center bank

acceptable to the Landlord)

[UNDER REVIEW BY TENANT’S BANK]

FAX NO. [(_____) _______-_________] SWIFT: [Insert No., if any]	[Insert Bank Name And Address]
DATE OF ISSUE:

BENEFICIARY:	APPLICANT:
[INSERT AND CONFIRM Beneficiary Name]	[Insert Applicant Name And Address]

LETTER OF CREDIT NO.

EXPIRATION DATE:	AMOUNT AVAILABLE:
AT OUR COUNTERS	USD[Insert Dollar Amount] (U.S. DOLLARS [Insert Dollar Amount])

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.__________IN YOUR FAVOR FOR THE ACCOUNT OF [Insert Tenant’s Name], A [Insert Entity Type], UP TO THE AGGREGATE AMOUNT OF USD[Insert Dollar Amount] ([Insert Dollar Amount] U.S. DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING ON (Expiration Date) AVAILABLE BY PAYMENT UPON PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON [Insert Bank Name] WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

1. THE ORIGINAL OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

2. BENEFICIARY’S SIGNED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF [Insert Landlord’s Name], A [Insert Entity Type] (“LANDLORD”) STATING THE FOLLOWING:

“THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE, HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD _____________ IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE “LEASE”), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, OR THE TERMINATION OF SUCH LEASE, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING.”

EXHIBIT F

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF [Insert Bank Name]’S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO.____________ AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST SIXTY (60) DAYS PRIOR TO THE PRESENT EXPIRATION DATE.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.______________ AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO._______________ AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO._______________ AS THE RESULT OF THE REJECTION, OR DEEMED REJECTION, OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED, UNDER SECTION 365 OF THE U.S. BANKRUPTCY CODE.”

SPECIAL CONDITIONS:

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT.

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING. [Please Provide The Required Forms For Review, And Attach As Schedules To The Letter Of Credit.]

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

ALL BANKING CHARGES ARE FOR THE APPLICANT’S ACCOUNT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE WE SEND YOU NOTICE BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL

(2)

PERIOD. SAID NOTICE WILL BE SENT TO THE ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER.

ANY NOTICE TO US WILL BE DEEMED EFFECTIVE ONLY UPON ACTUAL RECEIPT BY US AT OUR DESIGNATED OFFICE. IN NO EVENT, AND WITHOUT FURTHER NOTICE FROM OURSELVES, SHALL THE EXPIRATION DATE BE EXTENDED BEYOND A FINAL EXPIRATION DATE OF ______ (120 days from the Lease Expiration Date).

THIS LETTER OF CREDIT MAY BE TRANSFERRED SUCCESSIVELY IN WHOLE OR IN PART ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF A NOMINATED TRANSFEREE (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S) IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (AVAILABLE UPON REQUEST) AND PAYMENT OF OUR CUSTOMARY TRANSFER FEES, WHICH FEES SHALL BE PAYABLE BY APPLICANT (PROVIDED THAT BENEFICIARY MAY, BUT SHALL NOT BE OBLIGATED TO, PAY SUCH FEES TO US ON BEHALF OF APPLICANT, AND SEEK REIMBURSEMENT THEREOF FROM APPLICANT). IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY’S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE’S NAME IS AUTOMATICALLY SUBSTITUTED THEREFOR.

ALL DRAFTS REQUIRED UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED: “DRAWN UNDER [Insert Bank Name] STANDBY LETTER OF CREDIT NO.__________.”

WE HEREBY AGREE WITH YOU THAT IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AT OR PRIOR TO [Insert Time - (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SUCCEEDING BUSINESS DAY. IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AFTER [Insert Time - (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY. AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE. IF THE EXPIRATION DATE FOR THIS LETTER OF CREDIT SHALL EVER FALL ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY.

PRESENTATION OF A DRAWING UNDER THIS LETTER OF CREDIT MAY BE MADE ON OR PRIOR TO THE THEN CURRENT EXPIRATION DATE HEREOF BY HAND DELIVERY, COURIER SERVICE, OVERNIGHT MAIL, OR FACSIMILE. PRESENTATION BY FACSIMILE TRANSMISSION SHALL BE BY TRANSMISSION OF THE ABOVE REQUIRED SIGHT DRAFT DRAWN ON US TOGETHER WITH THIS LETTER OF CREDIT TO OUR FACSIMILE NUMBER, [Insert Fax Number - (_____) _____-________], ATTENTION: [Insert Appropriate Recipient], WITH TELEPHONIC CONFIRMATION OF OUR RECEIPT OF SUCH FACSIMILE TRANSMISSION AT OUR TELEPHONE NUMBER [Insert Telephone Number -(_____) _____-________] OR TO SUCH OTHER FACSIMILE OR TELEPHONE NUMBERS, AS TO WHICH YOU HAVE RECEIVED WRITTEN NOTICE FROM US AS BEING THE APPLICABLE SUCH NUMBER. WE AGREE TO NOTIFY YOU IN WRITING, BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE, OF ANY CHANGE IN SUCH DIRECTION. ANY FACSIMILE PRESENTATION PURSUANT TO THIS PARAGRAPH SHALL ALSO STATE THEREON THAT THE ORIGINAL OF SUCH SIGHT DRAFT AND LETTER OF CREDIT ARE BEING REMITTED, FOR DELIVERY ON THE NEXT BUSINESS DAY, TO [Insert Bank Name] AT THE APPLICABLE ADDRESS FOR PRESENTMENT PURSUANT TO THE PARAGRAPH FOLLOWING THIS ONE.

(3)

WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT [Insert Bank Name], [Insert Bank Address], ATTN: [Insert Appropriate Recipient], ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT, (Expiration Date)

IN THE EVENT THAT THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A DUPLICATE ORIGINAL HEREOF UPON RECEIPT OF A WRITTEN REQUEST FROM YOU AND A CERTIFICATION BY YOU (PURPORTEDLY SIGNED BY YOUR AUTHORIZED REPRESENTATIVE) OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

(4)

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE “INTERNATIONAL STANDBY PRACTICES” (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).

Very truly yours,
(Name of Issuing Bank)
By:

(5)

LEASE

TORREY PINES SCIENCE PARK

HCP TPSP, LLC,

a Delaware limited liability company ,

as Landlord,

and

ASPEN NEUROSCIENCE, INC.,

a Delaware corporation,

as Tenant.

(i)

INDEX

120 Day Period	35
Abatement Event	34
Advocate Arbitrators	6
Alterations	20
Base Rent	7
Brokers	45
Building	4
Building Hours	18
Building Structure	20
Building Systems	20
Casualty	24
Common Areas	4
Comparable Buildings	6
Comparable Transactions	5
Concessions	5
Contemplated Effective Date	28
Contemplated Transfer Space	28
Direct Expenses	8
Eligibility Period	34
Estimate	12
Estimate Statement	12
Estimated Direct Expenses	12
Existing Hazardous Materials	16
Existing L-C	35
Expense Year	8
Fair Rental Value	5
Force Majeure	43
Holidays	18
HVAC	18
Intention to Transfer Notice	28
Landlord	1, 41
Landlord Parties	22
Landlord Repair Notice	24
LC Expiration Date	36
Lease	1
Lease Commencement Date	5
Lease Expiration Date	5
Lease Term	5
Lease Year	5
Lines	39
Mail	44
Net Worth	30
Neutral Arbitrator	6
Nine Month Period	28
Notices	44
Objectionable Name	39
Operating Expenses	8
Option Conditions	5
Option Rent	5
Option Term	5
Original Improvements	23
Outside Agreement Date	6
Permitted Transferee Assignee	30

(ii)

Possession Date	4
Premises	4
Project	4
Rent Abatement Period	7
Replacement L-C	35
Sign Specifications	39
Statement	12
Subject Space	27
Summary	1
Tax Expenses	8
Tenant	1
Tenant Parties	22
Tenant Work Letter	4
Tenant’s Security System	19
Tenant’s Share	8, 12
Transfer Notice	26
Transferee	26

(iii)

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE

From time to time, Healthpeak Properties, Inc. (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through the DocuSign system. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to this Electronic Record and Signature Disclosure (ERSD), please confirm your agreement by selecting the check-box next to `I agree to use electronic records and signatures’ before clicking `CONTINUE’ within the DocuSign system.

Getting paper copies

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If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below.

Consequences of changing your mind

If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. Further, you will no longer be able to use the DocuSign system to receive required notices and consents electronically from us or to sign electronically documents from us.

All notices and disclosures will be sent to you electronically

Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through the DocuSign system all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us.

How to contact Healthpeak Properties, Inc.:

You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows:
To contact us by email send messages to: [***]

(ii)

To advise Healthpeak Properties, Inc. of your new email address

To let us know of a change in your email address where we should send notices and disclosures electronically to you, you must send an email message to us at [***] and in the body of such request you must state: your previous email address, your new email address. We do not require any other information from you to change your email address.

If you created a DocuSign account, you may update it with your new email address through your account preferences.

To request paper copies from Healthpeak Properties, Inc.

To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an email to [***] and in the body of such request you must state your email address, full name, mailing address, and telephone number. We will bill you for any fees at that time, if any.

To withdraw your consent with Healthpeak Properties, Inc.

To inform us that you no longer wish to receive future notices and disclosures in electronic format you may:

i. decline to sign a document from within your signing session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may;

ii. send us an email to [***] and in the body of such request you must state your email, full name, mailing address, and telephone number. We do not need any other information from you to withdraw consent.. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process..

Required hardware and software

The minimum system requirements for using the DocuSign system may change over time. The current system requirements are found here: http://surmort.docusign.com/guides/signer-guide-signing-system-requirements.

Acknowledging your access and consent to receive and sign documents electronically

To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please confirm that you have read this ERSD, and (i) that you are able to print on paper or electronically save this ERSD for your future reference and access; or (ii) that you are able to email this ERSD to an email address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format as described herein, then select the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system.

By selecting the check-box next to ‘I agree to use electronic records and signatures’, you confirm that:

•
You can access and read this Electronic Record and Signature Disclosure; and
•
You can print on paper this Electronic Record and Signature Disclosure, or save or send this Electronic Record and Disclosure to a location where you can print it, for future reference and access; and
•
Until or unless you notify Healthpeak Properties, Inc. as described above, you consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you by Healthpeak Properties, Inc. during the course of your relationship with Healthpeak Properties, Inc..

(iii)